                                                                      EXHIBIT 99


                                                                 [Williams logo]

                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172

                                                                  April 12, 2001

Dear Williams Stockholder:

     I am pleased to report that Williams' previously announced distribution of shares of common stock of Williams Communications Group, Inc. (Communications) will occur on April 23, 2001. To effect the distribution, Williams is distributing 398,500,000 shares of the Class A common stock of Communications to Williams stockholders on a pro rata basis. The Class A common shares of Communications are listed on the New York Stock Exchange under the symbol "WCG."

     The enclosed information statement describes the distribution of shares of Communications Class A common stock and contains important information about Communications, including:

     - the U.S. federal income tax treatment as a result of your receipt of shares of Communications Class A common stock;

     - how we will determine the number of shares you will receive;

     - how fractional shares will be treated;

     - a brief description of the background and business of Communications; and

     - how you can obtain additional information about these matters.

We believe that the distribution of shares of Class A common stock of Communications will benefit Williams, Communications, and you, our stockholders. Thank you for your investment in Williams.

                                            Sincerely,

                                            /s/ Keith E. bailey
                                            Keith E. Bailey
                                            Chairman of the Board, President,
                                            and Chief Executive Officer

                             INFORMATION STATEMENT

                                DISTRIBUTION OF
                             398,500,000 SHARES OF
                              CLASS A COMMON STOCK
                                       OF

                      WILLIAMS COMMUNICATIONS GROUP, INC.
                                       BY

                          THE WILLIAMS COMPANIES, INC.
                TO STOCKHOLDERS OF THE WILLIAMS COMPANIES, INC.

    We are sending you this Information Statement because we are distributing an aggregate of 398,500,000 shares of Williams Communications Group, Inc. Class A common stock held by us to the holders of our common stock on a pro rata basis. We are effecting this distribution by distributing approximately 0.822399 of a share of Communications Class A common stock as a dividend on each outstanding share of Williams common stock. The dividend will be payable on April 23, 2001, to holders of shares of Williams common stock that are issued and outstanding as of April 9, 2001, except that certain persons who acquire shares of Williams common stock subsequent to April 9, 2001, as described in this Information Statement, may also be entitled to receive the dividend.

    Until the closing of the initial public offering of a minority interest in Communications stock on October 6, 1999, Communications was a wholly owned subsidiary of Williams. In its initial public offering, Communications offered for sale 29,600,000 shares of its Class A common stock to the public. The underwriters for the initial public offering exercised their options and purchased 4,440,000 additional shares to cover over-allotments. In separate private placements, SBC Communications Inc., Intel Corporation, and Telefonos de Mexico, S.A. de C.V., respectively, acquired 20,226,812, 9,225,093, and 4,612,546 shares of Communications Class A common stock. As of April 9, 2001, there were 93,431,200 Class A common shares outstanding. Williams holds 24,265,892 of these shares and 395,434,965 shares of Class B common shares of Communications. Prior to the distribution, Williams will convert all of the Class B shares to Class A shares. Following the distribution, Williams will continue to hold 21,200,857 Class A common shares of Communications, and Communications will be a separate, independent company. Shares of Communications Class A common stock trade on the New York Stock Exchange under the symbol "WCG."

    Communications operates through three operating segments: Network, Broadband Media, and Strategic Investments. Network owns or leases and operates a nationwide inter-city fiber-optic network, which it is extending locally and globally to provide Internet, data, voice, and video services exclusively to communications service providers. Network also includes a publicly traded Australian telecommunications company and various other investments that drive bandwidth usage on the Communications network. Broadband Media includes Vyvx(R) Services, which provides live and non-live video transmission services worldwide for news, sports, advertising, and entertainment events and makes investments in domestic broadband media communication companies. Strategic Investments invests in both domestic and foreign companies that it believes will, directly or indirectly, increase revenue opportunities for other segments of Communications. Communications has also formed strategic alliances with communications companies to secure long-term, high-capacity commitments for traffic on its network and to enhance its service offerings.

    During 2000, the Williams board of directors authorized its management to take steps that could lead to a tax-free distribution of shares of Communications common stock held by Williams to its shareholders. No vote of Communications stockholders is required in connection with the distribution of the shares of Communications Class A common stock. Williams stockholders will not be required to pay for the shares of Communications Class A common stock received by them in the distribution, or to surrender or exchange shares of Williams common stock in order to receive Communications Class A common stock in the distribution, or to take any other action in connection with the distribution. We are sending you this Information Statement, which contains additional information about the terms of the distribution, certain tax consequences of the distribution, Communications, and Communications common stock, for your information only. If you would like more information, you may refer to the Williams website at http://www.williams.com. Williams, however, does not intend for its website to be considered part of this Information Statement.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE COMMUNICATIONS CLASS A COMMON STOCK TO BE ISSUED TO YOU PURSUANT TO THIS DISTRIBUTION OR DETERMINED IF THIS INFORMATION STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS INFORMATION STATEMENT IS APRIL 12, 2001.

     THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE
                SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                               TABLE OF CONTENTS

INFORMATION ABOUT THE DISTRIBUTION OF SHARES OF
  COMMUNICATIONS
  The Distribution..........................................     1
  The Number of Shares You Will Receive.....................     1
  Trading Between the Record Date and the Distribution
     Date...................................................     1
  When and How You Will Receive the Shares..................     2
  U.S. Federal Income Tax Consequences......................     2

INFORMATION ABOUT COMMUNICATIONS
  Business..................................................     5
  Background of the Separation of Communications from
     Williams...............................................     6

INFORMATION ABOUT COMMUNICATIONS COMMON STOCK
  Communications Common Stock...............................     7
  Market for Communications' Common Stock...................     7
  Communications Transfer Agent.............................     8

WHERE YOU CAN FIND ADDITIONAL INFORMATION...................     8

                     INFORMATION ABOUT THE DISTRIBUTION OF
                            SHARES OF COMMUNICATIONS

THE DISTRIBUTION

     On March 30, 2001, the Board of Directors of Williams approved the distribution of 398,500,00 shares of Class A common stock of Communications held by Williams to the holders of Williams common stock. To effect this distribution, the Williams board of directors declared a dividend on Williams common stock consisting of 398,500,000 shares of Communications Class A common stock owned by Williams. Following the distribution, Williams will retain 21,200,857 shares of Communications Class A common stock. The dividend will be distributed after the close of the market on April 23, 2001, in the amount of approximately 0.822399 of a share of Communications Class A common stock for each share of Williams common stock outstanding on the record date as described below.

     You will not be required to pay any cash or other consideration for the shares of Communications Class A common stock distributed to you or to surrender or exchange your shares of Williams common stock to receive the dividend of Communications Class A common stock. The Communications Class A common stock that you will receive has the same relative rights as the Communications Class A common stock currently outstanding.

THE NUMBER OF SHARES YOU WILL RECEIVE

     For each share of Williams common stock that you own at 5:00 p.m., eastern time, on April 9, 2001, the record date for the distribution, you will be entitled to receive that number of shares of Communications Class A common stock equal to the quotient obtained by dividing (a) 398,500,000, the total number of shares of Communications Class A common stock to be distributed, by (b) the number of shares of Williams common stock outstanding at 5:00 p.m., eastern time, on the record date. Thus, the following equation determines the number of shares of Communications Class A common stock you will receive for each share of Williams common stock you hold:

   Total number of shares of Communications
    Class A common stock to be distributed                        398,500,000
   ----------------------------------------                       -----------
Total number of shares of Williams common stock                   484,557,769
 outstanding as of 5:00 p.m., eastern time, on
        April 9, 2001, the record date

     Based on the approximate number of shares of Williams common stock outstanding as of April 9, 2001, you will be entitled to receive approximately
0.822399 of a share of Communications Class A common stock for each share of Williams common stock you owned at 5:00 p.m., eastern time, on the record date.

TRADING BETWEEN THE RECORD DATE AND THE DISTRIBUTION DATE

     Beginning two trading days prior to the record date and continuing through the close of the market on April 23, 2001, the distribution date, there will be two markets in Williams common stock, a "regular way" market and a "when-issued" market. Shares that trade on the regular way market will trade with an entitlement to shares of Communications Class A common stock that are distributed. Shares that trade on the when-issued market will trade without an entitlement to shares of Communications Class A common stock that are distributed. Therefore, if you sell Williams shares on the regular way market prior to the close of the market on April 23, 2001, the distribution date, you will also be trading the shares of Communications Class A common stock that would have been distributed to you pursuant to the distribution. If you sell those shares of Williams common stock on the when-issued market prior to the distribution date, you will still receive the shares of Communications Class A common stock to be distributed to you pursuant to your ownership of the shares of Williams common stock.

     There is currently a public market for the Communications Class A common stock, which trades on the New York Stock Exchange under the symbol "WCG." Beginning two days prior to the record date and continuing through the close of the market on April 23, 2001, the distribution date, the New York Stock Exchange will allow investors to buy and sell the entitlement to shares of Communications Class A common stock that are to be distributed.

WHEN AND HOW YOU WILL RECEIVE THE SHARES

     We will distribute the dividend after the close of the market on April 23, 2001, by releasing to The Bank of New York, N.A., the distribution agent, the shares of Communications Class A common stock to be distributed. The Bank of New York, N.A. also serves as transfer agent and registrar for the Communications Class A common stock. Initially you will have your ownership of Communications Class A common stock registered only in book-entry form. Book-entry registration refers to a method of recording stock ownership in which no share certificates are issued to stockholders.

     As of 5:00 p.m., eastern time, on April 23, 2001, the distribution date, each Williams stockholder who held their shares of Williams common stock at 5:00 p.m., eastern time, on April 9, 2001, the record date, will be credited through book-entry in the records of Communications with the number of whole shares of Communications Class A common stock to which that Williams stockholder is entitled in the distribution. Commencing on or shortly after the distribution date, the distribution agent will mail to you an account statement indicating the number of shares of Communications Class A common stock that have been registered in book-entry form either in your name, if you physically hold Williams stock certificates and are the registered holder of the Williams shares represented by those certificates, or in the "street name" of your brokerage firm, if your brokerage firm is the registered holder of your Williams common stock. Most Williams stockholders have their Williams stock certificates held on account by a stock brokerage firm. In such cases, the brokerage firm is the registered holder or "street name," and the Communications Class A common stock being distributed will be registered in the name of the brokerage firm in book-entry form. Your broker will then electronically credit your account for the shares of Communications Class A common stock that you receive in the distribution and that are registered in the name of the brokerage firm in book-entry form.

     Following the distribution date, you may obtain at any time without charge a certificate representing the shares of Williams Class A common stock registered in your name in book-entry form by contacting The Bank of New York, N.A., the transfer agent and registrar for the Communications Class A common stock, at the address and telephone number set forth on page 8 of this Information Statement. If you have any questions concerning the mechanics of having shares of Communications Class A common stock registered in book-entry form or how to obtain a certificate representing the shares of Communications Class A common stock registered in your name in book-entry form, we encourage you to contact The Bank of New York, N.A. by telephone at (800) 432-0140.

     The distribution agent will not deliver any fractional shares of Communications Class A common stock in connection with the distribution. Instead, the distribution agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. We estimate that it should generally take about two weeks from the distribution date for the distribution agent to complete these mailings.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     Tax-Free Status of the Distribution. We have received a private letter ruling from the Internal Revenue Service stating that our distribution of Communications Class A common stock to our common stockholders will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

     - Williams common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of Communications Class A common stock as a result of the distribution;

     - Williams common stockholders will recognize gain or loss on the receipt of cash in lieu of fractional shares of Communications Class A common stock as a result of the distribution; and

     - Williams will not recognize a gain or loss by reason of the distribution.

     Although private letter rulings are generally binding on the IRS, we will not be able to rely on this ruling if any of the factual representations or assumptions that we made to obtain this ruling are, or become, incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our distribution to be taxable, the statements above would not apply and both we and our stockholders could be subject to U.S. federal income tax.

     Subsequent Sale of Stock. If you sell your shares of Communications Class A common stock or Williams common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

     Allocation of Tax Basis. The tax basis in your shares of Williams common stock immediately prior to the distribution will be allocated between your Communications Class A common stock and Williams common stock in proportion to their relative fair market values on April 23, 2001, the distribution date. Following the distribution, your aggregate tax basis in your shares of Williams common stock and Communications Class A common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of Williams common stock immediately prior to the distribution.

     To determine your tax basis in your shares of Williams common stock, you must first determine (1) the date on which you acquired your Williams common stock, and (2) the cost or basis of your shares on that date. Because Williams has declared stock splits in the past, your tax basis in any shares of Williams common stock acquired prior to a stock split must be divided between the shares you held prior to the stock split and the shares you received pursuant to the stock split. If you acquired your shares of Williams common stock on more than one occasion, you will need to allocate your tax basis separately for each group of shares of Williams common stock you hold.

     Holding Period. The holding period for capital gains purposes of the shares of Communications Class A common stock that you receive as a result of the distribution will include, and be the same as, the holding period for your shares of Williams common stock with respect to which you received your distribution of Communications Class A common stock, provided that your shares of Williams common stock are held as capital assets on the distribution date.

     Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Communications Class A common stock as part of the distribution, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Williams common stock with respect to which you received your distribution of Communications Class A common stock.

     Examples. To aid you in calculating the allocation of your tax basis, we have provided examples below, based on the fictitious Companies P and S. In the following examples, "Company P" is the name of the parent company distributing shares of its subsidiary, "Company S." Pursuant to Company P's distribution of the stock it holds of Company S, each holder of Company P common stock is entitled to receive .25 of a share of Company S common stock for every share of Company P common stock held by such holder. Stockholders will receive cash in lieu of fractional shares.

     1. On April 20, 2000, Stockholder purchased 100 shares of Company P common stock at $60 per share for a total of $6,000. Stockholder's tax basis in her shares of Company P common stock is $6,000. Pursuant to the distribution, Stockholder receives 25 shares of Company S common stock. On June 1, 2001, Stockholder sold her shares of Company P common stock for $75 per share and Company S common stock for $50 per share. Stockholder's proceeds from the sales totaled $8,750. Stockholder's aggregate tax basis in the shares of Company P common stock and Company S common stock was $6,000. Therefore, Stockholder will be subject to long-term capital gains tax on $2,750.

     2. On April 20, 2000, Stockholder purchased 50 shares of Company P common stock at $60 per share for a total of $3,000. Pursuant to the distribution, Stockholder will receive .25 shares of Company S common stock for each share of Company P common stock owned. Stockholder will receive cash for each fractional share in the distribution. On the distribution date, the fair market value of Company P common stock was $70 per share, and the fair market value of Company S common stock was $40 per share. As a result of the distribution, Stockholder received 12 shares of Company S common stock and $20 in cash, the value of one-half of a share of Company S common stock.

     The tax basis of the Company P and the Company S common stock after the spin-off is equal to the basis of the Company P common stock before the distribution allocated between the Company P and Company S common stock based upon the relative fair market value of each.

  Tax Basis Calculation:

                                   FMV           # OF           $                                   TAX
                                 $/SHARE        SHARES         FMV       BASIS ALLOCATION          BASIS
                                 -------        ------        -----   ----------------------       -----
                                                                         3500
                                                                         ----
Company P Common Stock.........    $70      x     50      =   $3500      4000       x   3000   =   $2625

Company S Common Stock
                                                                          480
                                                                         ----
  Whole Shares.................    $40      x     12      =   $ 480      4000       x   3000   =   $ 360
                                                                           20
                                                                         ----
  Fractional Shares............    $40      x    .50      =   $  20      4000       x   3000   =   $  15
                                                              -----                                -----
          Total................                               $4000                                $3000
                                                              =====                                =====

  Gain Recognized on Fractional Share:

Cash Received...............................................  $ 20
(Tax Basis).................................................   (15)
                                                              ----
  Gain Recognized...........................................  $  5
                                                              ====

     State, Local, and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local, and foreign tax consequences of your receipt of shares of Communications Class A common stock and any payment for fractional shares.

     Tax Return Statement. U.S. Treasury regulations require you to attach a detailed statement setting forth certain information regarding the distribution to your U.S. federal income tax return for the year in which the distribution occurs. Within a reasonable time after completion of the distribution, we will provide you with the information necessary to comply with that requirement. You should retain this statement so that it can be completed and attached to your tax return.

     The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to Williams stockholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the distribution, including the state, local and (if applicable) foreign tax consequences.

                        INFORMATION ABOUT COMMUNICATIONS

BUSINESS

     Communications operates through three operating segments: Network, Broadband Media and Strategic Investments. Network owns or leases and operates a nationwide inter-city fiber-optic network, which it is extending locally and globally to provide Internet, data, voice and video services exclusively to communications service providers. Network also includes a publicly traded Australian telecommunications company and various other investments that drive bandwidth usage on Communications' network. Broadband Media includes Vyvx Services, which provides live and non-live video transmission services worldwide for news, sports, advertising and entertainment events and investments in domestic broadband media communication companies. Strategic Investments invests in both domestic and foreign companies that it believes will, directly or indirectly, increase revenue opportunities for its other segments. As of December 31, 2000, Strategic Investments' foreign investments are all located in South America. Communications has formed strategic alliances with communications companies to secure long-term, high-capacity commitments for traffic on its network and to enhance its service offerings. In March 2001, Communications closed the sale of the United States and Mexican as well as the Canadian professional services operations of its Houston-based enterprise services operating segment, Williams Communications Solutions. Communications has also announced that it has reached an agreement to sell the remaining Canadian operations of Williams Communications Solutions. At April 1, 2001, Communications employed approximately 4,400 employees.

     Network. Communications owns or leases and operates a nationwide inter-city fiber-optic network, which it is extending locally and globally. It intends to make Network the most efficient U.S.-based provider of advanced Internet, data, voice, and video services to companies that use high-capacity communications services as an integral part of their service offerings. These companies include long distance carriers, local service providers, Internet service providers, application service providers, digital subscriber line service providers, utilities, and international carriers. Communications also offers rights of use in dark fiber, which is fiber that it installs but for which it does not provide communications transmission services. Network is building networks, or seeking strategic relationships to provide services, in U.S. cities and in Asia, Australia, South America, and Europe. Network has also made investments in companies that assist it in improving, or create demand for capacity on, its network. In late 2000, Network substantially completed its U.S. inter-city core network build, which connects 125 cities. As of December 31, 2000, Network had 146 data centers across its network. Based on currently announced plans, Communications' global network will include ownership interests in or rights to use:

     - in excess of 41,000 miles of fiber-optic cable currently completed, connecting 125 U.S. cities;

     - fiber-optic cable networks within 50 of the largest U.S. cities;

     - approximately 150 data centers located in 125 U.S. cities;

     - 15,000 miles of dark fiber in Europe connecting the UK, France, Switzerland, Italy, Austria, Germany, Belgium, the Netherlands, Norway, Denmark, Finland, and Sweden;

     - operational border crossings between the U.S. and Mexico in California and Texas; and

     - in excess of 250 STM-1 equivalent circuits on 7 major undersea cable systems connecting the U.S. with Europe, Asia, and Australia.

     Broadband Media. Substantially all of the operations of Broadband Media are conducted by Vyvx Services. Since 1989, Vyvx Services has provided worldwide transmission of live and non-live media content, transmitting broadcast news, sports, advertising, and special events over its integrated fiber-optic, satellite, and teleport network. Vyvx Services serves the unique video needs of major broadcast networks and their affiliate stations, professional sports leagues, media production companies, and global advertising agencies. Vyvx Services transmits approximately 80 percent of live major league sporting events, approximately 65 percent of live events and distributes approximately 35 percent of spot advertising. Through Vyvx Services, Communications has gained experience in broadband multimedia networks and established high-speed connections to major news and sports venues throughout the United States. Communications provides services throughout the United States, South America, and Asia using its network, four satellite earth stations that it owns and leased transmission capacity on satellites. Communications owns approximately 600 servers that are located in television and radio stations throughout the United States, which allow for online, real-time selection and distribution of media content. Broadband Media also has investments in companies that provide media content products and services.

     Strategic Investments. Through Strategic Investments, Communications invests in communications businesses that it believes will increase revenue opportunities for the Communications network and other business segments. The strategic investments currently include ownership interests in the following communications companies located in Brazil, Chile, and Argentina: ATL-Algar Telecom Leste, S.A., Manquehue Net, S.A., and Silica Networks S.A.

     Strategic Alliances and Relationships. Communications enters into strategic alliances with communications companies to secure long-term, high-capacity commitments for traffic on the Communications network and to enhance its service offerings. It currently has strategic relationships with SBC, Intel, Telefonos de Mexico, KDDI and Winstar. Communications intends to continue to pursue additional strategic alliances.

BACKGROUND OF THE SEPARATION OF COMMUNICATIONS FROM WILLIAMS

     Williams entered the communications business by pioneering the placement of fiber-optic cables in pipelines no longer in use. Williams also pioneered the strategy of providing services solely to other communications providers. By 1989, through a combination of construction projects and acquisitions, Williams had completed the fourth nationwide digital fiber-optic network, consisting of approximately 9,700 miles. By 1994, WilTel, Williams' communications subsidiary, was one of the top four providers of high capacity data services, one of the top five providers of long distance voice services, and the first provider to offer nationwide frame relay transmission capacity. In January 1995, Williams sold a portion of the WilTel network business to LDDS Communications (now WorldCom). Williams retained an approximately 9,700 route mile single fiber network comprised of a single fiber-optic strand and associated equipment along the original nationwide network, WilTel's telecommunications equipment distribution business and Vyvx Services. In January 1998, Williams reentered the voice communications network business, announcing its plans to develop the Communications network.

     Until the closing of the initial public offering of a minority interest in Communications Class A common stock on October 6, 1999, Communications was a wholly owned subsidiary of Williams. In its initial public offering, Communications offered for sale 29,600,000 shares of its Class A common stock to the public. The underwriters for the initial public offering exercised their options and purchased 4,440,000 additional shares to cover over-allotments. In separate private placements, SBC Communications Inc., Intel Corporation, and Telefonos de Mexico, S.A. de C.V., respectively, acquired 20,226,812, 9,225,093, and 4,612,546 shares of Communications Class A common stock.

     On July 24, 2000, Williams announced that its board of directors had authorized its management to pursue a course of action that could lead to a complete separation of Williams energy and communications businesses. On August 8, 2000, Williams announced that the Internal Revenue Service had issued a favorable ruling regarding Williams' proposed tax-free spin-off of Communications common stock to Williams shareholders. On November 16, 2000, Williams announced that its board of directors had authorized management to continue to pursue a tax free spin-off and that the board of directors expected to vote during the first part of 2001 to set a record date, distribution ratio, and distribution date for a spin-off, assuming that market conditions and other factors continued to support that course of action. On March 27, 2001, Williams received a favorable Internal Revenue Service ruling supplementing the tax-free spin-off ruling received in August 2000.

     On March 30, 2001, Williams' board of directors approved the distribution of the 398,500,000 shares of Communications Class A common stock owned by Williams to the holders of Williams common stock by means of a dividend as described in this Information Statement. Following the distribution, Williams will hold only 21, 200,857 Class A common shares of Communications, and Communications will be a separate, independent company. On March 30, 2001, Williams announced that it will distribute on April 23, 2001, 398,500,000 of the shares of Communications' Class A common stock to the holders of Williams common stock as of April 9, 2001 on a pro rata basis, except that certain persons who acquire shares of Williams common stock subsequent to April 9, 2001, as described in this Information Statement, may also be entitled to receive the dividend.

                 INFORMATION ABOUT COMMUNICATIONS COMMON STOCK

COMMUNICATIONS COMMON STOCK

     Under Communications' Amended and Restated Certificate of Incorporation, Communications' authorized capital stock consists of 1,000,000,000 shares of Class A common stock, $0.01 par value per share, 500,000,000 shares of Class B common stock, par value $0.01 per share, and 500,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of April 9, 2001, there were 5,000,000 shares of 6.75% Redeemable Cumulative Convertible Preferred Stock outstanding. These preferred shares are convertible into 8,805,000 shares of Class A common stock. In addition, as of April 9, 2001, there were 93,431,200 shares of Class A common stock outstanding and 395,434,965 shares of Class B common stock outstanding, which Williams intends to convert to Class A shares prior to the distribution.

     Prior to the distribution, Williams will own 419,700,857 of the issued and outstanding shares of Communications Class A common stock. Following the distribution, Williams will hold 21,200,857 shares of Communications Class A common stock, and 398,500,000 shares of Communications Class A common stock will be held pro rata by the stockholders of Williams.

     All holders of Communications Class A common stock are entitled to one vote per share on all matters to be voted on by Communications stockholders. Following Williams' conversion of shares of Class B Common Stock held by it to shares of Class A common stock, there will be no outstanding shares of Communications' Class B Common Stock.

MARKET FOR COMMUNICATIONS' COMMON STOCK

     The Communications Class A common stock currently trades on The New York Stock Exchange under the symbol "WCG." A public market was established for the Communications Class A common stock as a result of the Communications initial public offering in October 1999.

     The following table sets forth, for the periods indicated, the high and low last sale prices of Communications Class A common stock as reported on The New York Stock Exchange. We urge you to obtain current quotations for the Communications Class A common stock. Since the Communications initial public offering in October 1999, the market price of the Communications Class A common stock has fluctuated widely. Consequently, both the historical and current market price of the Communications Class A common stock may not be indicative of future market prices for the Communications Class A common stock.

                                                               HIGH     LOW
                                                              ------   ------
2000
First Quarter...............................................  $61.81   $26.75
Second Quarter..............................................  $51.31   $30.31
Third Quarter...............................................  $39.81   $18.06
Fourth Quarter..............................................  $21.13   $ 9.50
2001
First Quarter...............................................  $20.63   $ 8.80

COMMUNICATIONS TRANSFER AGENT

     The transfer agent and registrar for the Communications Class A common stock is The Bank of New York, N.A. You may contact the transfer agent and registrar at the address and telephone number set forth below. All correspondence should be sent to the following address:

         The Bank of New York, N.A.
         Investor Relations 8W
         101 Barclay Street
         New York, New York 10286
         Telephone Number (800) 432-0140

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Communications and Williams are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, each company files registration statements, reports, proxy statements, and other information with the SEC, including financial statements. Communications has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Communications, we urge you to read Communications' reports filed with the SEC.

     You may read and copy reports filed by Communications and Williams with the SEC at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. You may also inspect these reports at the SEC's website at http://www.sec.gov, or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.